EXHIBIT 23.3



               INDEPENDENT REGISTERED ACCOUNTING FIRM'S CONSENT OF
                        GROBSTEIN, HORWATH & COMPANY LLP


We hereby consent to the incorporation by reference in this Form SB-2 of our report dated March 14, 2005, with respect to the consolidated balance sheet of China Digital Wireless, Inc. as of December 31, 2004, and the related consolidated statements of operations, cash flows, and stockholder's equity for the year ended December 31, 2004.

We also consent to the reference to our Firm under the captions "Experts" in such Prospectus.


GROBSTEIN, HORWATH & COMPANY LLP
July 29, 2005